Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated October 27, 2003, relating to the consolidated financial statements of Hartville Group, Inc. which appears in such Prospectus. We also consent to reference to us under the heading “Experts” in such Prospectus.

/s/ Terance L. Kelley
CERTIFIED PUBLIC ACCOUNTANT

Fairlawn, Ohio

October 27, 2003